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                                                                    EXHIBIT 10.1

                         PRINCIPAL FINANCIAL GROUP, INC.
                              STOCK INCENTIVE PLAN

                                   SECTION 1.
                                     PURPOSE

     The purpose of the "PRINCIPAL FINANCIAL GROUP, INC. STOCK INCENTIVE PLAN" (the "Plan") is to foster and promote the long-term financial success of the Company and its subsidiaries and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by the Company's and its Subsidiaries' employees and agents, and (c) enabling the Company to attract and retain the services of outstanding employees upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

                                   SECTION 2.
                                   DEFINITIONS

     (a) Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

          (1)  "Act" means the Securities Exchange Act of 1934, as amended.

          (2) "Agent" means each insurance agent (whether or not a statutory employee) and each other individual providing personal service to the Company or any Subsidiary who, in either case, is not an Employee.

          (3) "Agents Savings Plan" means The Principal Select Savings Plan for Individual Field.

          (4) "Approved Retirement" means termination of a Participant's employment or service (i) on or after the normal retirement date or any early retirement date established under any defined benefit pension plan maintained by the Company or a Subsidiary and in which the Participant participates or (ii) with the approval of the Committee (which may be given at or after grant), on or after attaining age 50 and completing such period of service as the Committee shall determine from time to time.

          (5) "Award" means an Option, SAR, award of Restricted Stock or an award of Restricted Stock Units.

          (6) "Beneficial Owner" means such term as defined in Rule 13d-3 under the Exchange Act.

          (7)  "Board" means the Board of Directors of the Company.

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          (8)  "Cause" means (i) dishonesty, fraud or misrepresentation, (ii)
     the Participant's engaging in conduct that is injurious to the Company or any Subsidiary in any way, including, but not limited to, by way of damage to its reputation or standing in the industry, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony; (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary or (v) a violation by the Participant of any policy of the Company or any Subsidiary.

          (9) "Change of Control" means the occurrence of any one or more of the following:

               (i) any SEC Person becomes the Beneficial Owner of 25% or more of the Common Stock or of Voting Securities representing 25% or more of the combined voting power of all Voting Securities of the Company (such an SEC Person, a "25% Owner"); or

               (ii) the Incumbent Directors cease for any reason to constitute at least a majority of the Board (other than in connection with a Merger of Equals); or

               (iii) consummation of a merger, reorganization, consolidation, or similar transaction (any of the foregoing, a "Reorganization Transaction") other than a Reorganization Transaction (x) following which the Continuity of Ownership is more than 60% or (y) which is (and continues to qualify as) a Merger of Equals; or

               (iv) approval by the stockholders of the Company of a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company or a plan of liquidation of the Company; or

               (v) any other event or circumstance (or series of events or circumstances) that the Board shall determine to constitute a Change of Control.

     Notwithstanding the foregoing, a Change of Control shall not occur merely as a result of (i) the conversion of Mutual from a mutual insurance holding company to a stock company or (ii) an underwritten initial public offering of the Common Stock, unless, immediately following such conversion or such initial public offering, any SEC Person is a 25% Owner.

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          (10) "Change of Control Price" means the highest price per share of
     Common Stock offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Common Stock on any of the 30 trading days immediately preceding the date on which a Change of Control occurs.

          (11) "Code" means the Internal Revenue Code of 1986, as amended.

          (12) "Committee" means the Human Resources Committee of the Board or such other committee of the Board as the Board shall designate from time to time, which committee shall consist of two or more Non-Employee Directors (within the meaning of Rule 16b-3 as promulgated under the Exchange Act).

          (13) "Common Stock" means the common stock of the Company, par value $0.01 per share.

          (14) "Company" means Principal Financial Group, Inc., a Delaware corporation, and any successor thereto.

          (15) "Company Stock Plan" means any stock option plan, stock incentive plan, stock purchase plan and share ownership plans related to the Common Stock that are customary for publicly traded companies, and shall include the Directors Stock Plan, the Long-Term Plan, the Plan, the Savings Plans and the Stock Purchase Plan.

          (16) "Continuity of Ownership" of a stated percentage means that the SEC Persons who were the direct or indirect owners of the outstanding Common Stock and Voting Securities of the Company immediately before such Reorganization Transaction became, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners of both the stated percentage of the then-outstanding common stock of the Surviving Corporation and Voting Securities representing the stated percentage of the combined voting power of the then-outstanding Voting Securities of the Surviving Corporation, in substantially the same respective proportions as such Persons' ownership of the Common Stock and Voting Securities of the Company immediately before such Reorganization Transaction.

          (17) "Directors Stock Plan" means the Principal Financial Group, Inc. Directors Stock Plan.

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          (18) "Disability" means, with respect to any Participant, long-term disability as defined under any long-term disability plan maintained by the Company or a Subsidiary in which the Participant participates. In the event of any question as to whether a Participant has a Disability, the plan administrator of the relevant long-term disability plan shall determine whether a disability exists, in accordance with such plan.

          (19) "Domestic Partner" means any person qualifying to be treated as a domestic partner of a Participant under the applicable policies, if any, of the Company or Subsidiary which employs the Participant.

          (20) "Employee" means any employee (including each officer) of the Company or any Subsidiary.

          (21) "Employees Savings Plan" means the Principal Select Savings Plan for Employees.

          (22) "Excess Plan" means the Principal Select Savings Excess Plan and the Non-Qualified Defined Contribution Plan for Designated Participants.

          (23) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (24) "Executive Officer" means any officer of the Company or any Subsidiary who is subject to the reporting requirements under Section 16(b) of the Exchange Act.

          (25) "Fair Market Value" means, on any date, the price of the last trade, regular way, in the Common Stock on such date on the New York Stock Exchange or, if at the relevant time, the Common Stock is not listed to trade on the New York Stock Exchange, on such other recognized quotation system on which the trading prices of the Common Stock are then quoted (the "applicable exchange"); provided, however, that the Fair Market Value of the Common Stock on the first date that the Common Stock is offered for sale to the public through an underwritten public offering shall be the price at which the Common Stock is sold in such offering. In the event that
     (i) there are no Common Stock transactions on the applicable exchange on any relevant date, Fair Market Value for such date shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported and (ii) the applicable exchange adopts a trading policy permitting trades after 5 P.M. Eastern Standard Time ("EST"), Fair Market Value shall mean the last trade, regular way, reported on or before 5 P.M. EST (or such earlier or later time as the Committee may establish from time to time).

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          (26) "Family Member" means, as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, mother-in-law, father-in-law, son-in-law or daughter-in-law (including adoptive relationships), or Domestic Partner of such Participant, (ii) trusts for the exclusive benefit of one or more such persons and/or the Participant and (iii) other entity owned solely by one or more such persons and/or the Participant.

          (27) "Imminent Control Change Period" means the period commencing on the date any one or more of the following events occurs (or the first of such events in a series of such events) and ending on the date on which a Change of Control or a Merger of Equals occurs:

               (i) The Company enters into an agreement the consummation of which would constitute a Change of Control;

               (ii) Any SEC Person attempts to become a 25% Owner, as evidenced by filing or other certification of notice of such intent with any state's governmental agency established to regulate the insurance industry, which, if consummated, would constitute a Change of Control;

               (iii) Any SEC Person commences a "tender offer" (as such term is used in Section 14(d) of the Exchange Act) or exchange offer, which, if consummated, would result in a Change of Control; or

               (iv) Any SEC Person files with the SEC a preliminary or definitive proxy solicitation or election contest to elect or remove one or more members of the Board, which, if consummated or effected, would result in a Change of Control;

     provided, however, that an Imminent Control Change Period will lapse upon the occurrence of any of the following:

               a) With respect to an event described in clause (i) of this definition, the date such agreement is terminated, cancelled or expires without a Change of Control or Merger of Equals occurring;

               b) With respect to an event described in clause (ii) of this definition, the date such filing or other certification is withdrawn, expires or is denied or otherwise rejected by the relevant state regulators without a Change of Control or Merger of Equals occurring;

               c) With respect to an event described in clause (iii) of this definition, the date such tender offer or exchange offer is withdrawn or terminates without a Change of Control or Merger of Equals occurring;

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               d) With respect to an event described in clause (iv) of this definition, (1) the date the validity of such proxy solicitation or election contest expires under relevant state corporate law, or (2) the date such proxy solicitation or election contest culminates in a stockholder vote, in either case without a Change of Control or Merger of Equals occurring; or

               e) The date a majority of the Incumbent Directors makes a good faith determination that any event or condition described in clause (i), (ii), (iii) or (iv) of this definition is no longer likely to result in a Change of Control, provided that such determination may not be made prior to the six (6) month anniversary of the occurrence of such event.

     Notwithstanding the foregoing, an Imminent Control Change Period shall not commence merely as a result of (A) planning, or filing or certifying an intent with any state's governmental agency established to regulate the insurance industry of a plan of reorganization of Mutual, or (B) the planned underwritten initial public offering of Common Stock, so long as such initial public offering is not expected to result in any SEC Person becoming a 25% Owner.

          (28) "Incentive Stock Option" (ISO) means an option within the meaning of Section 422 of the Code.

          (29) "Incumbent Directors" means, as of any date, the individuals then serving as members of the Board who were also members of the Board as of the date two years prior to the date of determination; provided that any member appointed or elected as a member of the Board after such prior date, but whose election, or nomination for election, was approved by a vote or written consent of at least a majority of the directors then comprising the Incumbent Directors shall also be considered an Incumbent Director unless such person's election, or nominated for election, to the Board was as a result of, or in connection with, a proxy contest or a Reorganization Transaction.

          (30) "Initial Public Offering" means the first underwritten offering of Common Stock to the public.

          (31) "Long-Term Plan" means the Principal Financial Group Long- Term Performance Plan.

          (32) "Merger of Equals" means the occurrence of a Reorganization Transaction that satisfies all of the following:

               (i) the consummation of such Reorganization Transaction results in Continuity of Ownership of at least 40%, but not more than 60%; and

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               (ii) an SEC Person does not become a 25% Owner as a result of such Reorganization Transaction; and

               (iii) throughout the period beginning on the effective date of the event and ending on the second anniversary of such effective date, the Incumbent Directors continue to constitute not less than

               a) a majority of the Board, if subclause (i) of this definition is satisfied because the Reorganization Transaction resulted in Continuity of Ownership of at least 50%, but not more than 60%; or

               b) one (1) member less than a majority of the Board, if subclause
               (i) of this definition is satisfied because the Reorganization Transaction resulted in Continuity of Ownership of at least 40%, but less than 50%; and

               (iv) the person who was the Chief Executive Officer of the Company immediately prior to the first to occur of (x) the day prior to the beginning of the Imminent Control Change Period or (y) the day prior to the effective date of the Reorganization Transaction shall serve as the Chief Executive Officer of the Surviving Corporation at all times during the period commencing on the effective date of the Reorganization Transaction and ending on the first anniversary thereof, provided that this condition shall not fail to be satisfied due to the death or Disability of the Chief Executive Officer;

     provided, however, that a Reorganization Transaction shall cease to be considered a Merger of Equals (and shall instead be treated as a Change of Control) from and after the first date:

               a) during the two year period following the date as of which such Reorganization Transaction occurs that any of the conditions of any of clause (b), (c) or (d) of this definition shall not be satisfied; or

               b) prior to the first anniversary of the effective date of the Reorganization Transaction, the Company shall make a filing with the Securities and Exchange Commission, issue a press release, or make a public announcement to the effect that the Surviving Corporation is seeking or intends to seek a replacement for its Chief Executive Officer (other than due to the death or Disability of such person), whether such replacement is to become effective before or after such first anniversary.

          (33) "Mutual" means Principal Mutual Holding Company, an Iowa mutual insurance holding company and any successor thereto.

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          (34) "Nonstatutory Stock Option" (NSO) means an option which is not an
     Incentive Stock Option within the meaning of Section 422 of the Code.

          (35) "Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "Incentive Stock Option" (ISO) within the meaning of
     Section 422 of the Code or (ii) an option which is not an Incentive Stock Option (a "Nonstatutory Stock Option" (NSO)).

          (36) "Participant" means any Employee or Agent designated by the affirmative action of the Committee (or its delegate) to participate in the Plan.

          (37) "Period of Restriction" means the period specified by the Committee or established pursuant to the Plan during which a Restricted Stock award is subject to forfeiture.

          (38) "Plan of Conversion" means the Plan of Conversion of Mutual.

          (39) "Reorganization Transaction" shall have the meaning ascribed thereto in the definition of Change of Control.

          (40) "Restricted Stock" means an award of Stock made pursuant to
     Section 6 that is forfeitable by the Participant until the completion of a specified period of future service, the achievement of pre-established performance objectives or until otherwise determined by the Committee or in accordance with the terms of the Plan.

          (41) "Restricted Stock Unit" means a contractual right awarded pursuant to Section 6 that entitled the holder to receive shares of Common Stock (or the value thereof in cash) upon the completion of a specified period of future service or the achievement of pre-established performance objectives or at such other time or times determined by the Committee or in accordance with the terms of the Plan.

          (42) "SAR" means a stock appreciation right granted under Section 7 of the Plan in respect of one or more shares of Common Stock that entitles the holder thereof to receive, in cash or Common Stock, at the discretion of the Committee (which discretion may be exercised at or after grant, including after exercise of the SAR), an amount per share of Common Stock equal to the excess, if any, of the Fair Market Value on the date the SAR is exercised over the Fair Market Value on the date the SAR is granted.

          (43) "Savings Plans" means the Employees Savings Plan, the Agents Savings Plan and the Excess Plan.

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          (44) "SEC Person" means any person (as such term is defined in
     Section 3(a)(9) of the Exchange Act) or group (as such term is used in Rule 13d-5 under the Exchange Act), other than an affiliate or any employee benefit plan (or any related trust) of the Company or any of its affiliates.

          (45) "Stock Purchase Plan" means the Principal Financial Group, Inc. Employee Stock Purchase Plan.

          (46) "Subsidiary" means (i) any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock of such corporation, (ii) any partnership or limited liability company in which the Company owns, directly or indirectly, at least 50% of the capital interests or profits interest of such partnership or limited liability company and (iii) any other business entity in which the Company owns at least 50% of the equity interests thereof, provided that, in any such case, the Company is in effective control of such corporation, partnership, limited liability company or other entity.

          (47) "Surviving Corporation" means the corporation resulting from a Reorganization Transaction or, if securities representing at least 50% of the aggregate voting power of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

          (48) "25% Owner" shall have the meaning ascribed thereto in the definition of Change of Control.

          (49) "Voting Securities" means, with respect to any corporation, securities of such corporation that are entitled to vote generally in the election of directors of such corporation.

                                   SECTION 3.
                           POWERS OF THE COMMITTEE

     (a) Power to Grant. The Committee shall determine those Employees and/or Agents to whom an Award shall be granted and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different Awards and different Participants and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

     (b) Administration.

          (1) Rules, Interpretations and Determinations. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret and administer the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to construe the respective Award agreements and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its

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     provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee shall be final, binding, and conclusive for all purposes and upon all persons.

          (2) Agents and Expenses. The Committee may appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

          (3) Delegation of Authority. The Committee may delegate to the Company's Chief Executive Officer the power and authority to make and/or administer Awards under the Plan with respect to individuals who are below the position of Senior Vice President (or any analogous title), pursuant to such conditions and limitations as the Committee may establish; provided that only the Committee or the Board may select, and grant Awards to, Executive Officers or exercise any other discretionary authority under the Plan in respect of Awards granted to such Executive Officers.

     (c)  Certain Rules Relating to Grants and Actions.

          (1) Maximum Individual Grants. During any three year period, no individual Participant may be granted Awards in respect of more than 10% of the total shares available under the Plan; provided that, to the extent that SARs are granted in tandem with an Option, so that only one may be exercised with the other terminating upon such exercise, the number of shares of Common Stock subject to such tandem Option and SAR award shall only be taken into account once (and not as to both awards) for purposes of this limit.

          (2) Broad Based Grants. Notwithstanding anything else to the contrary contained herein, the Committee may authorize the grant of Nonstatutory Stock Options to a broad based group of Employees and/or Agents, including all Employees and/or Agents or all Employees and/or Agents in one or more classes (any such broad based grant of Nonstatutory Stock Options, a "Broad Based Grant"). Unless the Committee shall otherwise determine, any such Broad Based Grant shall be made on terms and conditions that are substantially the same for all Employees and/or Agents (or all Employees or Agents in a specified classification of Employees or Agents) receiving such grant.

          (3) Limitations in Plan of Conversion. Notwithstanding anything else contained in the Plan to the contrary, no action shall be taken, and no Award or distribution shall be made, under the Plan which contains any term or condition that would violate any provision of the Plan of Conversion.

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                                   SECTION 4.
                        COMMON STOCK SUBJECT TO PLAN

     (a) Number. Subject to Section 4(c) below, during the five year period immediately following the effective date of the Plan of Conversion (or such longer period as the shares initially authorized for issuance hereunder remain available for grants hereunder), unless the shareholders of the Company approve an increase in such number by a shareholder vote, the maximum number of shares of Common Stock that may be made issuable or distributable under all Company Stock Plans (including, without limitation, the Plan) other than the Employees Savings Plan, the Agents Savings Plan and the Stock Purchase Plan is 6% of the number of shares outstanding immediately following the effective date of the Plan of Conversion. Without limiting the generality of the foregoing, the maximum number of shares as to which Incentive Stock Options may be granted shall not exceed 10 million shares. When a SAR is granted in tandem with an Option, so that only one may be exercised with the other terminating upon such exercise, the number of shares of Common Stock subject to the tandem Option and SAR award shall only be taken into account once (and not as to both awards) for purposes of this limit (and for purposes of the provisions of Section 4(b) below). The shares to be delivered under the Plan may consist, in whole or in part, of treasury Common Stock or authorized but unissued Common Stock, not reserved for any other purpose.

     (b) Canceled or Terminated Awards. Any shares of Common Stock subject to an Award which for any reason expires without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any Common Stock (including, but not limited to, shares tendered to exercise outstanding Options or shares tendered or withheld for taxes) shall again be available for grant under the Plan. Notwithstanding the foregoing, in the event that any SARs are paid out in shares of Common Stock, the number of shares of Common Stock as to which such SARs have been exercised (and not just the number of shares actually issued) shall be deemed issued for purposes of determining the limit under
Section 4(a) above and shall not again be available for issuance pursuant to this Section 4(b).

     (c) Adjustment Due to Change in Capitalization. In the event of any Common Stock dividend or Common Stock split, recapitalization (including, but not limited, to the payment of an extraordinary dividend to the stockholders of the Company), merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock available for grant under Section 4(a) or subject to outstanding Awards and the respective exercise prices or base prices, if any, applicable to outstanding Awards may be appropriately adjusted by the Committee, in its discretion, and the Committee's determination shall be conclusive.

                                   SECTION 5.
                                  STOCK OPTIONS

     (a)  Grant of Options. Subject to the provisions of Section 3(c) and
Section 4 above, Options may be granted to Participants at such time or times as shall be

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determined by the Committee. Options granted under the Plan may be of two types:
(i) Incentive Stock Options and (ii) Nonstatutory Stock Options. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, except that Incentive Stock Options may only be granted to Employees. Each
Option grant shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan.

     (b) Exercise Price. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price no less than the Fair Market Value of a share of Common Stock on the date on which the Option is granted, except that the exercise price of any Option granted to take effect at the time of an underwritten public offering of the Common Stock shall be the price at which such shares are offered for sale thereunder.

     (c) Exercise of Options. Unless the Committee shall impose a different schedule requiring a longer or shorter period of service to exercise in full any Option granted hereunder and subject to Section 3(c)(3) hereof, one-third of each Nonstatutory Stock Option or Incentive Stock Option granted pursuant to the Plan shall become exercisable on each of the first three (3) anniversaries of the date such Option is granted; provided, however, that each Nonstatutory Stock Option granted pursuant to the Plan in a Broad Based Grant shall become exercisable on the third (3(rd)) anniversary of the date such Option is granted and not before such time; and provided further that the Committee may establish performance-based criteria for exercisability that can accelerate the exercisability of all or any portion of any Option. Subject to the provisions of this Section 5, once any portion of any Option has become exercisable it shall remain exercisable for its full term. The Committee shall determine the term of each Nonstatutory Stock Option or Incentive Stock Option granted, but, except as expressly provided below, in no event shall any such Option be exercisable for more than ten (10) years after the date on which it is granted.

     (d) Payment. The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made (i) in cash or its equivalent, (ii) by exchanging shares of Common Stock (which are not the subject of any pledge or other security interest) which have been owned by the person exercising the Option for at least six (6) months at the time of exercise, (iii) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price or (iv) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock.

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     (e)  Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no Option that is intended to be an Incentive Stock Option may be granted after the tenth (10th) anniversary of the effective date of the Plan and no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to disqualify any Incentive Stock Option under such Section 422.

     (f)  Termination of Employment or Service.

          (1) Due to Death. In the event a Participant's employment or service terminates by reason of death, any Options granted to such Participant shall become immediately exercisable in full and may be exercised by the Participant's designated beneficiary or, if none is named, by the person determined in accordance with Section 10(b) below, at any time prior to the earlier to occur of (i) the expiration of the term of the Options or (ii) the third (3rd) anniversary (or such earlier date as the Committee shall determine at the time of grant) of the Participant's death.

          (2) Due to Disability. In the event a Participant's employment or service is terminated by reason of Disability, any Options granted to such Participant shall become immediately exercisable in full and may be exercised by the Participant (or, in the event of the Participant's death after termination of employment or service when the Option is exercisable pursuant to its terms, by the Participant's designated beneficiary or, if none is named, by the person determined in accordance with Section 10(b) below), at any time prior to the earlier to occur of (i) the expiration of the term of the Options or (ii) the third (3rd) anniversary (or such earlier date as the Committee shall determine at the time of grant) of the Participant's termination of employment or service.

          (3) Approved Retirement. In the event a Participant's employment or service terminates by reason of Approved Retirement, any Options granted to such Participant shall become immediately exercisable in full and may be exercised by the Participant (or, in the event of the Participant's death after termination of employment or service when the Option is exercisable pursuant to its terms, by the Participant's designated beneficiary or, if none is named, by the person determined in accordance with Section 10(b) below), at any time prior to the expiration date of the term of the Options or within three (3) years (or such shorter period as the Committee shall determine at the time of grant) following the Participant's Approved Retirement, whichever period is shorter.

          (4) Termination of Employment For Cause or Resignation. In the event a Participant's employment or service is terminated by the Company or any Subsidiary for Cause or by the Participant other than due to the Participant's death, Disability or Approved Retirement, any Options granted to such Participant that have not yet been exercised shall expire at the time of such termination and shall not be exercisable thereafter.

          (5) Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or following the time of grant, in the event the employment or service of the Participant shall terminate for any reason other than one described in Section 5(f)(1), (2), (3), or (4) above, any Options granted to such Participant which are exercisable at the date of the Participant's termination of employment or service may be exercised by the Participant (or, in the event of the Participant's death after termination of employment or service when the Option is exercisable pursuant to its terms, by the Participant's designated beneficiary, or, if none is named, by the person determined in accordance with Section 10(b)), at any time prior to the expiration of the term of the Options or the ninetieth (90th) day following the Participant's termination of employment or service, whichever period is shorter, and any Options that are not exercisable at the time of termination of employment or service shall expire at the time of such termination and shall not be exercisable thereafter.

     (g) Restrictive Covenants and Other Conditions. Without limiting the generality of the foregoing, the Committee may condition the grant of any Option under the Plan upon the Employee or Agent to whom such Option would be granted agreeing in writing to certain conditions in addition to the provisions regarding exercisability of the Option (such as restrictions on the ability to transfer the underlying shares of Common Stock) or covenants in favor of the Company and/or one or more Subsidiaries (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information, that may have effect following the termination of the Employee's employment or the Agent's service with the Company and its Subsidiaries and after the Option has been exercised, including, without limitation, the requirement that the Employee or Agent disgorge any profit, gain or other benefit received in respect of the exercise of the Option prior to any breach of any such covenant by the Employee or Agent). Notwithstanding the foregoing, no grant of any Options in a Broad Based Grant shall contain any such restrictions or covenants.

                                   SECTION 6.
                                RESTRICTED STOCK

     (a) Grant of Restricted Stock. The Committee may grant Restricted Stock or Restricted Stock Units to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan (including, without limitation, Section 3(c)(3)) as it shall determine. The Committee shall require that the stock certificates evidencing any Restricted Stock be held in the custody of the Secretary of the Company until the Period of Restriction lapses, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such award. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by a written agreement setting forth the terms of such Award.

     (b) Restrictions on Transferability. Except as provided in Section 10(a), no Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Period of Restriction. Unless otherwise determined by the Committee, the Period of Restriction shall last for four years in total, but shall lapse as to one quarter of the related shares of Restricted Stock on each of the first four anniversaries of the date of grant.

     (c) Rights as a Shareholder. Unless otherwise determined by the Committee at the time of grant and subject to Section 6(d), Participants holding shares of Restricted Stock may exercise full voting rights and other rights as a shareholder with respect to those shares during the Period of Restriction.

     (d) Dividends and Other Distributions. Unless otherwise determined by the Committee at the time of grant, Participants holding outstanding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Restricted Stock with respect to which they were paid. Notwithstanding the foregoing, the Committee may specify at the date of grant that any cash dividends on shares of Restricted Stock not be paid currently, but rather be credited to an account established for the Participant and invested in shares of Common Stock on the distribution date of such dividend. Any additional shares credited in respect of dividends shall become vested and nonforfeitable, if at all, on the same terms and conditions as are applicable in respect of the Restricted Stock with respect to which such dividends were payable.

     (e) Termination of Employment Due to Approved Retirement or Death. Unless otherwise determined by the Committee at the time of grant or otherwise required pursuant to Section 3(c)(3), in the event a Participant's employment or service terminates by reason of Approved Retirement, Disability or death, a pro rata portion of any shares related to Restricted Stock held by such Participant shall become non-forfeitable, based upon that portion of the Period of Restriction which expired prior to the Participant's Approved Retirement or death and, where vesting of such an award is otherwise contingent on the achievement of performance objectives, the extent to which such performance objectives are achieved.

     (f) Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the employment or service of the Participant shall terminate for any reason other than one described in Section 6(e), any Restricted Stock awarded to such Participant as to which the Period of Restriction has not lapsed shall be forfeited.

     (g) Restricted Stock Units. The Committee may elect to grant any Participant a contractual right to receive shares of Common Stock (or, if so elected by the Committee at the time of grant, the cash value of shares of Common Stock) in the future, after the satisfaction of specified vesting conditions. Any such contractual right shall be intended to be the economic equivalent of an award of Restricted Stock. Any such award of contractual rights shall be in substantially the same terms as an award of Restricted Stock, except that a Participant receiving such award shall not have any rights as a shareholder prior to the actual issuance of such Common Stock (although the Committee may authorize, in the applicable award agreement, the payment of dividend equivalents on such rights equal to the dividends that would have been payable (or accumulated, pursuant to Section 6(d)) had the corresponding equity rights been actual shares of Restricted Stock).

                                   SECTION 7.
                          STOCK APPRECIATION RIGHTS

     (a) Grant of SARs. SARs may be granted to any Participants, all Participants or any class of Participants at such time or times as shall be determined by the Committee. SARs may be granted in tandem with an Option, or may granted on a freestanding basis, not related to any Option. A grant of a SAR shall be evidenced in writing, whether as part of the agreement governing the terms of the Option, if any, to which such SARs relate or pursuant to a separate written agreement with respect to freestanding SARs, in each case containing such provisions not inconsistent with the Plan as the Committee shall approve.

     (b) Terms and Conditions of SARs. Unless the Committee shall otherwise determine, the terms and conditions (including, without limitation, the exercise period of the SAR, the vesting schedule applicable thereto and the impact of any termination of service on the Participant's rights with respect to the SAR) applicable with respect to (i) SARs granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions applicable to the tandem Options and (ii) freestanding SARs shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions that would have been applicable under Section 5 above were the grant of the SARs a grant of an Option.

     (c) Exercise of Tandem SARs. SARs which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.

     (d) Payment of SAR Amount. Upon exercise of a SAR, the holder shall be entitled to receive payment, in cash, in shares of Common Stock or in a combination thereof, as determined by the Committee, of an amount determined by multiplying:

          (1) the excess, if any, of the Fair Market Value of a share of Common Stock at the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant, by

          (2) the number of shares of Common Stock with respect to which the SARs are then being exercised.

                                   SECTION 8.
                                CHANGE OF CONTROL

     (a) Accelerated Vesting and Payment. Subject to Section 3(c)(3) herein and the provisions of Section 8(b) below, in the event of a Change of Control each Option and SAR then outstanding shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and/or SAR , the Period of Restriction shall lapse as to each share of Restricted Stock then outstanding, each outstanding Restricted Stock

     Unit shall become fully vested and payable and, in connection with such a Change of Control, the Committee may, in its discretion, provide that each Option and/or SAR shall, upon the occurrence of such Change of Control, be canceled in exchange for a payment per share (the "Settlement Payment") in an amount equal to the excess, if any, of the Change of Control Price over the exercise price for such Option or the base price of such SAR. Such Settlement Payment shall be in the form of cash, unless the transaction which constitutes the Change of Control is intended to qualify for treatment as a "Pooling of Interests" under APB No. 16 (or any successor thereto), in which case such Settlement Payment shall be in registered stock of the same class as is otherwise provided to the shareholders of the Company.

     (b) Alternative Awards. Notwithstanding Section 8(a), no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a Participant's employer (or the parent or an affiliate of such employer) immediately following the Change of Control; provided that any such Alternative Award must:

          (1) be based on stock which is traded on an established securities market;

          (2) provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

          (3) have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

          (4) have terms and conditions which provide that in the event that the Participant's employment or service is involuntarily terminated for any reason (including, but not limited to a termination due to death, Disability or for Cause) or Constructively Terminated (as defined below), all of such Participant's Option and/or SARs shall be deemed immediately and fully exercisable, the Period of Restriction shall lapse as to each of the Participant's outstanding Restricted Stock awards, each of the Participant's outstanding Restricted Stock Unit awards shall be payable in full and each such Alternative Award shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities or in a combination thereof, in an amount equal to, in the case of an Option or SAR, the excess of the Fair Market Value of such stock on the date of the Participant's termination over the corresponding exercise or base price per share and, in the case of any Restricted Stock or Restricted Stock Unit award, the Fair Market Value of the number of shares of Common Stock subject or related thereto.

For this purpose, participant's employment or service shall be deemed to have been Constructively Terminated if, without the Participant's written consent, the Participant terminates employment or service within 120 days following either (x) a material reduction in the Participant's base salary or a Participant's incentive compensation opportunity, or (y) the relocation of the Participant's principal place of employment or service to a location more than 35 miles away from the Participant's prior principal place of employment or service.

     (c) Accounting Issues. In applying the provisions of this Section 8 to a Pooling of Interests, the provisions related to business combinations under FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB Opinion No. 25" (including any interpretations and modifications thereof) shall be taken into account.

                                   SECTION 9.
         AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

     The Board may, at any time and from time to time amend, modify, suspend, or terminate this Plan, in whole or in part, without notice to or the consent of any Participant, Employee or Agent; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan,
(ii) lower the minimum exercise price at which an Option (or the base price at which a SAR) may be granted or (iii) extend the maximum term for Options or SARs granted hereunder shall be subject to the approval of the Company's shareholders. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

                                   SECTION 10.
                           MISCELLANEOUS PROVISIONS

     (a) Transferability. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than in accordance with Section 10(b) below, by will or by the laws of descent and distribution; provided that the Committee may, in the appropriate award agreement or otherwise, permit transfers of Nonstatutory Stock Options with or without tandem SARs, freestanding SARs and Restricted Stock or Restricted Stock Units to Family Members (including, without limitation, transfers effected by a domestic relations order) subject to such terms and conditions as the Committee shall determine.

     (b) Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of the Participant's death; provided that, if the Participant shall not have designated any beneficiary under this Plan, the Participant's beneficiary shall be deemed to be the person designated by the Participant under the group life insurance plan of the Company or a Subsidiary in which such Participant participates (unless such designated beneficiary is not a Family Member). Each designation made hereunder will revoke all prior designations by the same Participant with respect to all Awards previously granted (including, solely for purposes of this Plan, any deemed designation), shall be in a form prescribed by the Committee, and will be effective only when received by the Committee in writing during the Participant's lifetime. In the absence of any such effective designation (including a deemed designation), benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by the Participant's estate. Except as otherwise expressly provided herein, nothing in this Plan is intended or may be construed to give any person other than Participants any rights or remedies under this Plan.

     (c) Deferral of Payment. The Committee may, in the Award agreement or otherwise, permit a Participant to elect, upon such terms and conditions as the Committee may establish, to defer receipt of shares of Common Stock that would otherwise be issued in connection with an Award.

     (d) No Guarantee of Employment or Participation. The existence of this Plan, as in effect at any time or from time to time, or any grant of Award under the Plan shall not interfere with or limit in any way the rights of the Company or any Subsidiary to terminate any Participant's employment or other service provider relationship at any time, nor confer upon any Participant any rights to continue in the employ or service of the Company or any Subsidiary or any other affiliate of the Company. Except to the extent expressly selected by the Committee to be a Participant, no person (whether or not an Employee, an Agent or a Participant) shall at anytime have a right to be selected for participation in the Plan or, having been selected as a Participant, to receive any additional awards hereunder, despite having previously participated in an incentive or bonus plan of the Company or an affiliate. The existence of the Plan shall not be deemed to constitute a contract of employment between the Company or any affiliate and any Employee, Agent or Participant, nor shall it constitute a right to remain in the employ or service of the Company or any affiliate. Except as may be provided in a separate written agreement, employment with or service for the Company or any affiliate is at-will and either party may terminate the participant's employment or other service provider relationship at any time, for any reason, with or without cause or notice.

     (e) Tax Withholding. The Company or an affiliate shall have the right to deduct from all payments or distributions hereunder any federal, state, foreign or local taxes or other obligations required by law to be withheld with respect thereto. The Company may defer issuance of Common Stock upon the exercise of an Option or a SAR until such requirements are satisfied. The Committee may, in its discretion, permit a

Participant to elect, subject to such conditions as the Committee shall impose,
(i) to have shares of Common Stock otherwise to be issued under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Common Stock, in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date of exercise not in excess of the minimum amount required to satisfy the statutory withholding tax obligations upon the corresponding exercise of an Option or a SAR settled in Common Stock.

     (f) No Limitation on Compensation; Scope of Liabilities. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans if and to the extent permitted by applicable law. The liability of the Company or any affiliate under this Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of this Plan may be construed to impose any further or additional duties, obligations, or costs on the Company or any affiliate thereof or the Committee not expressly set forth in the Plan.

     (g) Requirements of Law. The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     (h) Term of Plan. The Plan shall be effective upon its adoption by the Board. The Plan shall continue in effect, unless sooner terminated pursuant to
Section 9 above, until no more shares are available for issuance under the Plan.

     (i) Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Iowa, without regard to principles of conflict of laws.

     (j) No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, Awards shall not be treated as compensation for purposes of calculating an Employee's or Agent's right or benefits under any such plan, policy or program.

     (k) No Constraint on Corporate Action. Except as provided in Section 9 above, nothing contained in this Plan shall be construed to prevent the Company, or any affiliate, from taking any corporate action (including, but not limited to, the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any awards made under this Plan. No director, beneficiary, or other person shall have any claim against the Company, or any of its affiliates, as a result of any such action.

     (l) Indemnification. Each member of the Board and each member of the Committee shall be indemnified and held harmless by the Company and each Employer against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member of the Board or Committee in connection with or resulting from any claim, action, suit, or proceeding to which such member may be made a party or in which such member may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by such member in settlement thereof, with the Company's approval, or paid by such member in satisfaction of any judgment in any such action, suit, or proceeding against such member, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it individually. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which any such person may be entitled under the Company's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

     (m) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any Award until the Participant shall have become the holder of record of such shares.

     (n) Captions. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

            GUIDELINES FOR THE OPERATION OF THE STOCK INCENTIVE PLAN

     Section 3(a). Notwithstanding anything in the Stock Incentive Plan to the contrary, in no event shall the number of shares of Common Stock that may be made issuable or distributable under all Company Stock Plans (including, without limitation, the Stock Incentive Plan) other than the Employees Savings Plan, the Agents Savings Plan and the Stock Purchase Plan within 18 months of the effective date of the Plan of Conversion exceed 40% of the total number of shares available for grant under Section 4(a).

     Section 3(b)(3). Notwithstanding anything in the Stock Incentive Plan to the contrary, in no event shall the number of shares of Common Stock awarded by the Chief Executive Officer pursuant to Section 3(b)(3) within 18 months of the effective date of the Plan of Conversion exceed 5% of the total number of shares available for grant under Section 4(a).

On behalf of the Board of Directors of the Company, this Stock Incentive Plan has been executed this day of June, 2001.



By:
   ---------------------------------
C. Daniel Gelatt, Jr.





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